Exhibit 10.33

99 PARK AVENUE NEW YORK, N. Y. 10016 (212) 697-4200

as of January 31, 2007

Cygne Designs, Inc.

11 West 42nd Street

New York, New York 10036

Re:	Factoring Agreement dated July 31, 2005

Gentlemen:

We refer to the Factoring Agreement dated as of July 31, 2005 (as amended, the “Factoring Agreement”), which among other things sets forth the terms on which Milberg Factors, Inc. (“Milberg”) has agreed to make certain discretionary advances available to Cygne Designs, Inc. (the “Borrower”). All capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Factoring Agreement.

WHEREAS, the Factoring Agreement, without limiting Milberg’s discretion with respect to the provision of advances, requires that the Borrower be in compliance with certain financial covenants; and

WHEREAS, on December 18, 2006 Milberg waived and consented to the Borrower’s non-compliance with certain financial covenants during the period beginning on October 31, 2006 through January 31, 2007; and

WHEREAS, the Borrower has advised Milberg that the Borrower will continue to be in non-compliance with such financial covenants on and after January 31, 2007; and

WHEREAS, the Borrower has requested that Milberg consent to such non-compliance (without in any way limiting Milberg’s discretion with respect to the provision of any such advances) for the period beginning on January 31, 2007 through April 30, 2007.

NOW, THEREFORE:

1.

Each of the Borrower and Milberg agree that all references to the “Subordinated Promissory Note” in the Factoring Agreement (as amended hereby) shall be deemed to refer to and to include (i) the Subordinated Secured Promissory Note dated July 31, 2005 issued by the Borrower in favor of Diversified Apparel Resources, LLC (formerly known as Commerce Clothing Company, LLC) and subsequently assigned to Serge Kraif with effect from November 1, 2006, (ii) the Subordinated Convertible Promissory Note dated as of January 31, 2007 issued by the Borrower in favor of Serge Kraif and (iii) any other payment obligation arising therefrom, in connection therewith or as a result of any conversion, exchange or termination thereof, including, without limitation, any obligation in respect of the Note Deferral (as defined in the Note Conversion Agreement dated January 31, 2007 by and between the Borrower and Serge Kraif (the “Conversion Agreement”)) or any obligation to make the Deferral Payment (as defined in the Conversion Agreement).

2.

Milberg hereby waives and consents to the Borrower’s breach of, and non-compliance with (i) the Tangible Net Worth covenant set forth in clause (o) of the definition of “Event of Default” in Section 6 of the Factoring Agreement (the “Net Worth Covenant”) for the period beginning on January 31, 2007 through April 30, 2007; and (ii) the Working Capital covenant set forth in clause (p) of the definition of “Event of Default” in Section 6 of the Factoring Agreement (the “Working Capital Covenant” and together with the Net Worth Covenant, the “Applicable Financial Covenants”) for the period beginning on January 31, 2007 through April 30, 2007; provided that such waiver and consent shall be expressly conditioned on the accuracy of the representations of, and the continued compliance from and after the date hereof with the covenants by, the Borrower as set forth in paragraphs 2 and 3 below. Such waiver and consent is specific to the Borrower’s non-compliance with, and breach of, the Applicable Financial Covenants with respect to the above specified period, and shall in no way or manner be construed to apply to any other time period or other term, condition, covenant or obligation contained in the Factoring Agreement.

3.	The Borrower represents and warrants to Milberg that:

(a)	the Borrower has not made any distribution, dividend or other payment to its stockholders (in their capacity as such) or any payment in respect of the Subordinated Promissory Note (other than the October 31, 2006 payment) during the period beginning on October 31, 2006 through the date hereof;

(b)	each representation and warranty of the Borrower set forth in the Factoring Agreement and all related agreements is, and will be, true and accurate in all material respects as of the date such representation or warranty was made or deemed made;

(c)	except for the breach of the Applicable Financial Covenants described above, the Borrower is, and will be, in compliance with each covenant (financial or otherwise) set forth in the Factoring Agreement and all related agreements.

3.	In addition to, and not in limitation of, any restriction set forth in the Factoring Agreement, the Borrower hereby agrees, confirms and covenants that, without the prior written consent of Milberg, it shall not make any distribution, dividend or other payment to its stockholders (in their capacity as such) or any payment in respect of the Subordinated Promissory Note.

The Borrower agrees, acknowledges and affirms that all advances made under the Factoring Agreement are payable upon demand and that neither (i) this letter agreement or anything herein, including, without limitation, the waiver and consent to the breach of the Applicable Financial Covenants, nor (ii) the enumeration in this letter agreement, or in any other document relating to such advances, of specific obligations and/or conditions to the availability of such advances shall not be construed to qualify, define or otherwise limit Milberg’s right, power or ability, at any time, to make demand for payment of the entire outstanding principal of and interest due under the Factoring Agreement.

The Borrower acknowledges and agrees that, except as specifically set forth above, all terms and conditions of the Factoring Agreement remain unchanged and that the Factoring Agreement remains in full force and effect. Subject to the waiver and consent provided for herein, the Borrower hereby ratifies, confirms and reaffirms all the terms and conditions in the Factoring Agreement.

All security described in the Factoring Agreement and any related security agreement entered into in connection therewith shall continue to secure all indebtedness, liabilities and obligations of the Borrower to Milberg, and all provisions, covenants and agreements contained in any related security agreement are hereby confirmed, ratified and reaffirmed, and each such agreement is and shall remain in full force and effect.

Hubert Guez hereby acknowledges, ratifies and reaffirms his guaranty in favor of Milberg dated as of July 31, 2006.

*****

[Signature Page to January 31, 2007 Consent, Waiver and Amendment]

Very truly yours,
MILBERG FACTORS, INC.

By:	/s/ William A. Zisfein
Name: William A. Zisfein
Title: Senior Vice President

THE UNDERSIGNED EACH AGREE THAT THE TERMS AND CONDITIONS OF THE FOREGOING LETTER AGREEMENT ARE HEREBY AGREED TO AND ACCEPTED AS OF THE DATE FIRST WRITTEN ABOVE.

Acknowledged, agreed to and accepted:

CYGNE DESIGNS, INC.

By:	/s/ Roy E. Green
Name: Roy E. Green
Title: Chief Financial Officer, Treasurer and Secretary

GUARANTOR:

/s/ Hubert Guez
HUBERT GUEZ